UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): October 28, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 28, 2015, the Company announced preliminary financial results for the Fiscal 2016 first quarter ended September 30, 2015, as set forth in the press release, a copy of which is included as Exhibit 99.1 hereto.

Use of Non-GAAP Financial Measures:

The press release attached as Exhibit 99.1 hereto contains references to Non-GAAP financial measures, including Adjusted net income attributable to the Company, and its components, as well as Adjusted diluted earnings per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. A reconciliation of Non-GAAP financial measures to the nearest comparable U.S. GAAP amounts for certain prior-year historical periods is set forth in Exhibit 99.2 attached hereto.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

99.1   October 28, 2015 press release

99.2   Reconciliation of Non-GAAP financial measures for certain prior-year historical periods

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: October 29, 2015

EXHIBIT INDEX

Exhibit:	Description:

99.1	October 28, 2015 Press Release
99.2	Reconciliation of Non-GAAP financial measures for certain prior-year historical periods